Exhibit 99.1

Nimble Storage Announces Second Quarter 2017 Results

•	Strong All-Flash Array Momentum; 17% of total Product Bookings up from 9% in prior quarter; (23% of total Array Bookings, up from 12% in prior quarter)

•	Customer Base up 43% year-over-year; over 8,850 Customers Worldwide

•	Strong Gross Margins; GAAP Gross Margin 64.6% and Non-GAAP Gross Margin 67.0%

San Jose, Calif. – August 23, 2016 – Nimble Storage (NYSE: NMBL), the leader in predictive flash storage solutions, today reported financial results for the fiscal second quarter 2017. The company has released a discussion of these results by posting the current Shareholder Letter on its website at http://investors.nimblestorage.com.

“We saw strong momentum in customer and channel partner adoption of our All Flash arrays. Our AFA bookings accounted for 17% of our total product bookings in Q2FY17, up from 9% in Q1FY17,” said Suresh Vasudevan, chief executive officer. “During our first full quarter of having All Flash arrays in our portfolio, we added 133 AFA customers, including 79 “new to Nimble” customers, with deal sizes substantially above our overall average.”

“During Q2FY17 we delivered another solid financial quarter as we executed against our financial and operational plan. We achieved revenue of $97.1 million and our non-GAAP gross margin was at its highest level in the last year,” said Anup Singh, chief financial officer.

Second Quarter Fiscal 2017 Financial Highlights:

•	Total revenue increased 21% to $97.1 million for the second quarter of fiscal 2017, up from $80.1 million in the second quarter of fiscal 2016.

•	GAAP gross margin for the second quarter of fiscal 2017 was 64.6% compared to 65.3% in the second quarter of fiscal 2016.

•	Non-GAAP gross margin for the second quarter of fiscal 2017 was 67.0% compared to 67.8% in the second quarter of fiscal 2016.

•	GAAP operating loss was $39.3 million for the second quarter of fiscal 2017, compared to a loss of $29.5 million in the second quarter of fiscal 2016.

•	Non-GAAP operating loss was $15.5 million for the second quarter of fiscal 2017, compared to a loss of $7.2 million in the second quarter of fiscal 2016.

•	GAAP net loss for the second quarter of fiscal 2017 was $40.0 million, or $0.47 per basic and diluted share, compared with a net loss in the second quarter of fiscal 2016 of $30.1 million, or $0.38 per basic and diluted share.

•	Non-GAAP net loss for the second quarter of fiscal 2017 was $16.1 million, or $0.19 per basic and diluted share, compared with a net loss of $7.8 million in the second quarter of fiscal 2016, or $0.10 per basic and diluted share.

In computing non-GAAP financial measures, the effects of stock-based compensation are excluded, which is a recurring non-cash expense for the company. The company has provided reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Outlook:

These metrics are provided on a non-GAAP basis, except for revenue and share count.

Nimble Storage provides guidance based on current market conditions and expectations. For the third quarter of fiscal 2017, Nimble Storage expects:

•	Total revenue of $100.0 million to $103.0 million.

•	Non-GAAP operating loss of $14.0 million to $16.0 million.

•	Non-GAAP net loss of $0.17 to $0.19 per share, based on weighted average basic shares outstanding of approximately 86.0 million.

Business Highlights

•	$1 Billion in Bookings Secured. Customers across the world have purchased over $1 billion in products and support since Nimble Storage started shipping its Predictive Flash platform in 2010. This monumental achievement is a testament to the exceptional products, solutions and customer support Nimble Storage offers businesses.

•	New Predictive Flash Array Offers Aggressive Entry Point to All-Flash Market. The Nimble Storage AF1000 is a full-featured all-flash array that offers superior scalability, allowing customers to start small and scale non-disruptively up to 8PB at a substantially lower cost. The starting point for an AF1000 has up to 20TB effective capacity and is expandable up to 165TB effective capacity in 4U.

•	New Generation of Adaptive Flash Arrays Expand the Nimble Storage Price-Performance Advantage. The new portfolio of CS-Series Adaptive Flash arrays deliver up to 2X performance improvement and 40% lower cost of capacity over the previous generation of Adaptive Flash arrays. Nimble CS-Series Adaptive Flash arrays deliver flexible performance and capacity for mixed mainstream workloads at one-third the total cost of ownership of legacy hybrid arrays.

•	SmartStack Integrated Infrastructure Deployed by More Than 1,000 Customers. SmartStack customers can take advantage of 11 reference architectures and four Cisco Validated Designs, which now include the Nimble AF-Series All Flash arrays.

•	Nimble Storage Receives Flash Memory Summit Most Innovative Flash Memory Customer Implementation Award. The Nimble Storage Predictive Flash platform with InfoSight Predictive Analytics was recognized based on Hutchinson Clinic’s implementation of the Nimble Unified Flash Fabric, enabling flash performance for all enterprise applications by unifying All Flash and Adaptive Flash arrays into a single consolidation architecture. The Hutchinson Clinic’s entire infrastructure will be deployed as a SmartStack reference architecture-based solution, comprised of Cisco UCS integrated infrastructure and the Nimble arrays.

•	Network Product Guide Awards Received. The Nimble AF-Series All Flash array, CS-Series Adaptive Flash array and InfoSight Predictive Analytics were awarded 2016 IT World Awards.

•	CRN 2016 Women of the Channel Awards Recognize Nimble Storage Employees. Three Nimble Storage employees were acknowledged by CRN, a top news source for solution providers and the IT channel, for their accomplishments and leadership in channel sales and marketing.

•	Broadened Support to OpenStack Community with Mirantis Certification. The Mirantis Unlocked validation for the Nimble Cinder Driver provides easy-to-deploy, scalable and highly available storage options for customers using OpenStack infrastructure with the Nimble Predictive Flash platform.

•	SAP HANA® Certification Obtained for Predictive All Flash Arrays. The new certification adds to the SAP HANA certification Nimble previously obtained for its Adaptive Flash CS-Series arrays as enterprise storage solutions for the SAP HANA platform.

•	Nimble Storage Predictive Flash Platform Certified for the Latest Versions of Citrix XenDesktop. Nimble Storage AF-Series All Flash arrays and CS-Series Adaptive Flash arrays are now fully compatible with the newest version of Citrix XenDesktop 7.9. These storage platforms are validated for persistent and non-persistent XenDesktop VDI workloads.

Conference Call Information

As previously announced, Nimble Storage will host a live question and answer conference call and webcast today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the second quarter of fiscal year 2017.

Interested parties may access the call by dialing 888-347-5685 in the U.S. or 719-325-2314 from international locations. In addition, a live audio webcast of the conference call will be available on the Nimble Storage Investor Relations website at http://investors.nimblestorage.com. The live webcast will be archived and available on this site for 45 days. A replay of the conference call will be available for 45 days. Access the replay here.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. In computing these non-GAAP financial measures, the company excludes the effects of stock-based compensation, which is a recurring non-cash expense for the company. The company has provided reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of the Q3FY17 forward outlook for non-GAAP operating loss and non-GAAP net loss per basic and diluted share is not available without unreasonable efforts as the quantification of stock-based compensation expense requires additional inputs such as number of shares granted and market price, that are not ascertainable.

The company discloses these non-GAAP financial measures because they are key measures used by the company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including our current beliefs and expectations concerning our future financial results, business plans, strategy and objectives, competitive position and industry trends and environment.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to our future financial performance, which is inherently uncertain, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, including recently introduced products, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers and continue to add new customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, changes in technologies, which could render our solutions less competitive, changes in the storage industry, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to convert leads into sales, our ability to recruit new or keep our existing key talent, global economic conditions, fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither the company, nor any other person, assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is the leader in predictive flash storage solutions. Nimble offers a Predictive Flash platform that combines flash performance with predictive analytics to predict and prevent barriers to data velocity caused by complex IT infrastructure. Nimble customers experience absolute performance, non-stop availability and cloud-like agility that accelerate critical business processes. More than 8,850 enterprises, governments, and service providers have deployed the Nimble Predictive Flash Platform across more than 50 countries. For more information visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, Timeless Storage, Data Velocity Delivered, Unified Flash Fabric and NimbleConnect are trademarks or registered trademarks of Nimble Storage, Inc. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenue:
Product	$77,615	$66,752	$146,000	$126,945
Support and service	19,496	13,357	37,528	24,452

Total revenue	97,111	80,109	183,528	151,397
Cost of revenue:
Product (1)	25,815	21,127	49,606	40,268
Support and service (1)	8,553	6,637	16,360	12,289

Total cost of revenue	34,368	27,764	65,966	52,557
Total gross profit	62,743	52,345	117,562	98,840
Operating expenses:
Research and development (1)	29,593	24,539	55,740	46,248
Sales and marketing (1)	61,678	47,860	122,122	92,303
General and administrative (1)	10,792	9,449	21,234	18,710

Total operating expenses	102,063	81,848	199,096	157,261

Loss from operations	(39,320)	(29,503)	(81,534)	(58,421)
Interest income, net	47	61	120	129
Other expense, net	(339)	(379)	(563)	(303)

Loss before provision for income taxes	(39,612)	(29,821)	(81,977)	(58,595)
Provision for income taxes	338	288	655	500

Net loss	$(39,950)	$(30,109)	$(82,632)	$(59,095)

Net loss per share, basic and diluted	$(0.47)	$(0.38)	$(0.99)	$(0.76)

Weighted-average shares used to compute net loss per share, basic and diluted	84,482	78,228	83,823	77,381

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$728	$660	$1,343	$1,205
Cost of support and service revenue	1,568	1,304	2,953	2,461
Research and development	7,773	6,638	13,919	12,069
Sales and marketing	9,727	9,389	20,340	19,500
General and administrative	4,067	4,330	7,855	8,071

Total stock-based compensation expense	$23,863	$22,321	$46,410	$43,306

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
GAAP gross margin	$62,743	$52,345	$117,562	$98,840
Stock-based compensation	2,296	1,964	4,296	3,666

Non-GAAP gross margin	$65,039	$54,309	$121,858	$102,506

GAAP operating margin	$(39,320)	$(29,503)	$(81,534)	$(58,421)
Stock-based compensation	23,863	22,321	46,410	43,306

Non-GAAP operating margin	$(15,457)	$(7,182)	$(35,124)	$(15,115)

GAAP net loss	$(39,950)	$(30,109)	$(82,632)	$(59,095)
Stock-based compensation	23,863	22,321	46,410	43,306

Non-GAAP net loss	$(16,087)	$(7,788)	$(36,222)	$(15,789)

Interest income, net	(47)	(61)	(120)	(129)
Provision for income taxes	338	288	655	500
Depreciation and amortization	5,437	3,626	10,578	6,938

Adjusted EBITDA	$(10,359)	$(3,935)	$(25,109)	$(8,480)

GAAP net loss per share, basic and diluted	$(0.47)	$(0.38)	$(0.99)	$(0.76)
Stock-based compensation	0.28	0.28	0.56	0.56

Non-GAAP net loss per share	$(0.19)	$(0.10)	$(0.43)	$(0.20)

Shares used to compute GAAP net loss per share, basic and diluted	84,482	78,228	83,823	77,381

Shares used to compute Non-GAAP net loss per share	84,482	78,228	83,823	77,381

GAAP net cash provided by (used in) operating activities	$(4,069)	$14,876	$(12,367)	$6,569
Purchase of property and equipment	(5,002)	(5,901)	(11,778)	(13,958)

Non-GAAP free cash flow	$(9,071)	$8,975	$(24,145)	$(7,389)

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	July 31, 2016	January 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$194,218	$211,160
Restricted cash, current	488	793
Accounts receivable, net	49,115	50,432
Inventories	18,129	15,994
Prepaid expenses and other current assets	7,440	5,212

Total current assets	269,390	283,591
Property and equipment, net	50,041	47,404
Intangible assets, net	1,215	—
Other long-term assets	898	754

Total assets	$321,544	$331,749

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,711	$24,330
Accrued compensation and benefits	20,943	19,325
Deferred revenue, current portion	62,018	54,580
Other current liabilities	10,333	8,933

Total current liabilities	122,005	107,168
Deferred revenue, non-current portion	65,036	60,265
Other long-term liabilities	7,885	8,708

Total liabilities	194,926	176,141

Commitments and contingencies
Stockholders’ equity:
Common stock	77	75
Additional paid-in capital	529,875	476,271
Accumulated other comprehensive loss	(695)	(731)
Accumulated deficit	(402,639)	(320,007)

Total stockholders’ equity	126,618	155,608

Total liabilities and stockholders’ equity	$321,544	$331,749

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(39,950)	$(30,109)	$(82,632)	$(59,095)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,437	3,626	10,578	6,938
Stock-based compensation expense	23,863	22,321	46,410	43,306
Loss on disposal of property and equipment	—	109	89	109
Provision (recoveries) for allowance for doubtful accounts	(19)	55	19	54
Allowance for inventory reserves	313	51	288	76
Changes in operating assets and liabilities:
Accounts receivable	(2,219)	1,082	1,298	(7,900)
Inventories	(3,398)	(733)	(4,002)	(1,639)
Prepaid expenses and other assets	(1,286)	257	(2,497)	58
Short term restricted cash	(305)	—	305	—
Accounts payable	1,011	683	1,770	3,308
Deferred revenue	6,846	11,646	12,209	23,458
Accrued and other liabilities	5,638	5,888	3,798	(2,104)

Net cash provided by (used in) operating activities	(4,069)	14,876	(12,367)	6,569
Cash flows from investing activities:
Purchase of property and equipment	(5,002)	(5,901)	(11,778)	(13,958)
Change in restricted cash	(1)	6	(6)	4

Net cash used in investing activities	(5,003)	(5,895)	(11,784)	(13,954)
Cash flows from financing activities:
Proceeds from exercise of stock options, net of repurchases	755	3,135	1,601	5,243
Proceeds from issuance of stock under employee stock purchase plan	—	—	5,568	7,201
Excess tax benefit from employee stock plans	—	102	—	226

Net cash provided by financing activities	755	3,237	7,169	12,670
Foreign exchange impact on cash and cash equivalents	(449)	(123)	40	(125)

Net increase (decrease) in cash and cash equivalents	(8,766)	12,095	(16,942)	5,160
Cash and cash equivalents, beginning of period	202,984	201,459	211,160	208,394

Cash and cash equivalents, end of period	$194,218	$213,554	$194,218	$213,554